UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 15, 2017

Quantum Corporation
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation

1-13449	94-2665054
(Commission File No.)	(IRS Employer Identification No.)

224 Airport Parkway, Suite 550
San Jose, CA 95110
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (408) 944-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On November 15, 2017, Quantum Corporation paid all outstanding principal and accrued interest on its 4.50% convertible senior subordinated notes due 2017 (the "Notes"). As a result, the Notes are no longer outstanding. The Company used loan proceeds from its recently amended credit facilities to make such payment.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM CORPORATION

/s/ SHAWN D. HALL
Shawn D. Hall
Senior Vice President, General Counsel and
Secretary

Dated: November 15, 2017